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                                                                  EXHIBIT 10.5.1

                          AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (hereinafter "Agreement") is made and entered into by and between Allied Riser Communications Corporation ("ARCC") and Allied Riser Operations Corporation ("AROC") (which may be collectively referred to as "the Company"), and Mr. David Crawford (hereinafter "Mr. Crawford").

              1. PRELIMINARY STATEMENT. The intent of this Agreement is to mutually, amicably and finally resolve and compromise all issues and claims related to the employment of Mr. Crawford with the Company and the separation of Mr. Crawford from such employment, including (but not limited to) those arising from the Employment Agreement between Mr. Crawford and the Company dated July 15, 1997, as amended by the Letter Agreement dated September 19, 2000 ("Employment Agreement"), the terms of which are incorporated herein by reference. This agreement shall not in any way be construed as an admission by either party that such party has acted wrongfully with respect to the other party or any other person.

              2. RESIGNATION OF MR. CRAWFORD AS DIRECTOR, OFFICER AND EMPLOYEE. The parties agree that effective October 13, 2000, Mr. Crawford resigns as a director, officer and employee of the Company and its affiliates and subsidiaries.

              3. POST-TERMINATION BENEFITS. In consideration for Mr. Crawford's releases, waivers and covenants contained in this Agreement, and in lieu of any and all other monies, payments, or other rights to which Mr. Crawford may claim entitlement, including any bonus for 2000, the Company agrees: (a) to pay Mr. Crawford a severance amount of $600,000, minus applicable deductions, (b) to vest Mr. Crawford in all shares of Restricted Shares previously purchased by him and all Stock Options in which he was not vested prior to the termination of his employment (leaving him with 623,737 total vested Restricted Shares and 400,000 total vested Stock Options), subject to the provisions of the Subscription Agreement between Mr. Crawford and RCH Holdings, Inc. ("Subscription Agreement"), and other applicable agreements relating to his receipt of Restricted Shares and Stock Options, each of which is incorporated herein by reference, (c) to reimburse any expenses incurred by Mr. Crawford related to Company business on or before November 13, 2000.

              4. MUTUAL RELEASE, DISCHARGE, WAIVER AND COVENANT NOT TO SUE. The Company and Mr. Crawford, on behalf of themselves and anyone claiming for them, including without limitation spouses, heirs, executors, administrators, children, assigns, parent companies, and affiliates, fully release, discharge and covenant not to sue the other, their current and former officers, directors, shareholders, employees, attorneys, agents, subsidiaries, affiliates, related organizations,



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                     executors, estates, successors and assigns with respect to and from, any claims and demands, whether known or unknown or contingent or absolute, that either has, may have or claims to have prior to the date of signature of this Agreement, or as a result of the termination of Mr. Crawford's employment by the Company or any of its current or former affiliated organizations, divisions or operational subdivisions.

                     This release, discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims which could have been raised under common law, including wrongful or retaliatory discharge, breach of contract, fraud, misrepresentation, breach of fiduciary duty, promissory estoppel and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any statute including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq., the Civil Rights Acts of 1886 and 1871, 42 U.S.C. Section 1981, et seq., the National Labor Relations Act, 29 U.S.C.
                     Section 151, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., as amended, including the Older Workers Benefit Protection Act, the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq., the Employee Retirement Income Security Act, 29 U.S.C. Section 1001, et seq., the Americans With Disabilities Act and any other federal, state or municipal law or ordinance relating to employment, benefits or pay whether express or implied or in contract law or tort.

              5. RETURN OF THE COMPANY'S PROPERTY AND PRESERVATION OF CONFIDENTIALITY. Mr. Crawford shall return to the Company all notes, reports, sketches, plans, books, keys, unpublished memoranda or other documents or property ("Company property") which were created, developed and generated by Mr. Crawford during his employment which are related to the Company's business, whether or not containing or relating to confidential information.

              6. CONFIDENTIALITY AGREEMENT. It is the express intent of the parties that the terms and conditions of this Agreement shall be kept confidential except as set out in this Agreement. The parties agree that Mr. Crawford may disclose the terms of this Agreement only to his spouse, his attorneys, and to his accountants or appropriate authorities for tax purposes. The parties also agree that the Company may disclose the terms of this Agreement to its officers, directors, attorneys and to those employees who are necessary to carry out the terms of this Agreement and to the public or to government agencies to the extent required by law.

              7. NONDISPARAGEMENT. The parties agree that neither Mr. Crawford nor the Company will engage in any conduct or take any action, written or oral, that will reflect negatively on or harm the business interest of the other party. The Company will not take any action to interfere or prevent Mr. Crawford from obtaining new employment.

              8. DISPUTE RESOLUTION. In the event any controversy or dispute arises in connection with the validity, construction, application, enforcement or breach of this

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                     Agreement, any such controversy or dispute shall be
                     submitted to final and binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association and the United States Arbitration Act and the parties hereto expressly waive their rights, if any, to have any such matters heard by a court or a jury, or administrative agency, whether state or federal. The arbitrator shall require the losing party to reimburse the prevailing party for reasonable attorneys' fees and costs incurred in connection with the arbitration. The losing party shall also be required to pay the arbitrator's fees for said arbitration. Provided, however, that nothing contained in this Section 8 shall preclude the Company from seeking temporary or permanent relief to enjoin Mr. Crawford's actual or threatened violation of Sections 5 and 6 of this Agreement, Sections 4 and 5 of the Employment Agreement, and Section 6 of and Exhibit B to the Subscription Agreement, or of statutory or common law rights and obligations concerning the subject matter of any such provisions.

              9. SEVERABILITY. The terms and provisions of this Agreement shall be deemed separable, so that if any term or provision is deemed to be invalid or unenforceable, such term or provision shall be deemed deleted or modified so as to be valid and enforceable to the full extent permitted by applicable law.

              10. GOVERNING LAW. This Agreement shall be construed in accordance with laws governing contracts made and to be performed in the State of Texas.

              11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and may be enforced by the parties to this Agreement and shall be binding upon Mr. Crawford, his executors, administrators, legatees, or any other successor in interest and upon ARCC, AROC, their successors and any assignee or transferee of or successor to all or substantially all of the business or assets of AROC and may not be amended, in whole or in part, except in writing signed by Mr. Crawford and an authorized agent of ARCC and AROC.

              12.    KNOWING AND VOLUNTARY. Mr. Crawford also agrees that:

                     a. He enters into this Agreement knowingly and voluntarily;

                     b. He has read and understands this Agreement in its entirety;

                     c. He has been advised and directed to seek legal counsel with respect to the terms of this Agreement before executing it;

                     d. His execution of this Agreement has not been forced or coerced by any employee or agent of the Company in any way;

                     e. He was provided the opportunity to take 21 calendar days after receipt of this Agreement to consider its terms before he executed it;

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                     f.     That the consideration provided constitute
                            consideration greater than that to which he is otherwise entitled at termination;

                     g. That if either Party breaches this Agreement by filing a legal action against the other contrary to any release set forth in Paragraph 4 the breaching Party will reimburse the other for costs and reasonable attorneys' fees incurred in defending such action. Further, if Mr. Crawford breaches this Agreement by filing a legal action contrary to any release set forth in Paragraph 4, he must first return the separation payments he has received pursuant to Paragraph 3 of this Agreement and he will not be entitled to any further separation payments under this Agreement. Nothing contained in this Paragraph 12 shall be construed to prevent the enforcement of the terms of this Agreement pursuant to Paragraph 8.

              13. REVOCATION. For a period of seven (7) days following the execution of this Agreement, Mr. Crawford may revoke this Agreement and this Agreement shall not become effective or enforceable until the revocation period expires. Revocation can be made by delivering written notice to Mr. Michael Carper, AROC's Vice President and General Counsel, 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201. For this revocation to be effective, written notice must be received by Mr. Carper no later than the close of business on the seventh (7th) day after the signing of this Agreement. If Mr. Crawford revokes this Agreement, it shall not be effective or enforceable and Mr. Crawford will not receive the benefits described in Paragraph 3.

              14. ENTIRE AGREEMENT. The terms of this Agreement constitute the entire understanding and agreement of the parties on the subjects covered, and may not be modified except in writing signed by both parties. The parties agree, however, that except as expressly set forth in this Agreement, the terms of this Agreement do not modify any continuing obligations which Mr. Crawford may owe ARCC or AROC and its affiliates and subsidiaries under existing agreements with the Company or its affiliates or subsidiaries, including (but not limited to) obligations under Sections 4 and 5 of the Employment Agreement and Section 6 of and Exhibit B to the Subscription Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below.



/s/ David Crawford                    ALLIED RISER COMMUNICATIONS
------------------------------                CORPORATION
David Crawford

Date:    November 16, 2000            By:    /s/ Michael R. Carper
                                            -----------------------------------
                                      Name:  Michael R. Carper
                                            -----------------------------------
                                      Title: Vice President
                                            -----------------------------------
                                      Date:  11/16/00
                                            -----------------------------------


                                      ALLIED RISER OPERATIONS CORPORATION


                                      By:    /s/ Michael R. Carper
                                            -----------------------------------
                                      Name:  Michael R. Carper
                                            -----------------------------------
                                      Title: Vice President
                                            -----------------------------------
                                      Date:  11/16/00
                                            -----------------------------------



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